Exhibit 24.1

April 26, 2013

Mr. Art P. Beattie The Southern Company 30 Ivan Allen Jr. Blvd, N.W. Atlanta, GA 30308	Mr. Richard S. Teel Gulf Power Company One Energy Place Pensacola, FL 32520	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, N.W. Atlanta, GA 30308

Gentlemen and Ms. Caen:

Gulf Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended (the “Act”), with respect to the issuance and sale of an aggregate amount not to exceed $650,000,000 (plus any previously registered but unissued securities) of any of the following securities: Class A preferred stock, preference stock, senior notes and junior subordinated notes, or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act.

Gulf Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Gulf Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Gulf Power Company hereby authorize you or any one of you to sign said registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act and to file the same as aforesaid.

Yours very truly,
GULF POWER COMPANY
By /s/S. W. Connally, Jr.
S. W. Connally, Jr. President and Chief Executive Officer

/s/Allan G. Bense Allan G. Bense	______________________________ Winston E. Scott
/s/Deborah H. Calder Deborah H. Calder	/s/Richard S. Teel Richard S. Teel
/s/S. W. Connally, Jr. S. W. Connally, Jr.	/s/Constance J. Erickson Constance J. Erickson
/s/William C. Cramer, Jr. William C. Cramer, Jr.	/s/Susan D. Ritenour Susan D. Ritenour
/s/J. Mort O'Sullivan, III J. Mort O'Sullivan, III

Extract from minutes of meeting of the board of directors of Gulf Power Company.

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RESOLVED FURTHER, That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act, the Company, the members of its Board of Directors and its officers be and they are hereby authorized to give their several powers of attorney to Art P. Beattie, Richard S. Teel and Melissa K. Caen; and

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The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Gulf Power Company, duly held on April 26, 2013, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: May 15, 2013	GULF POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary